EX. 5.1	FRANKLIN OGELE, P.A. Attorney at Law
One Gateway Center, 26th Fl
Newark, New Jersey 07102
Phone: 973 277 4239 / Fax: 862 772 3985
www.ogelelaw.com / Email: fogele@msn.com

July 15, 2022

To the Board of Directors

Wall Street Acquisitions Corp

4440 S. Piedras Drive, Suite 205

San Antonio, TX 78228

Ladies/Gentlemen:

We have acted as counsel to Wall Street Acquisitions Corp (the “Company” or “you”), in connection with the filing of a Registration Statement on Form S-1 (as it may be amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the Company’s offering of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 at $7.00 per share (the “Common Stock”) and 300,000 shares of the Common’s common stock, par value $0.0001 at $7.00 per share by Selling Shareholders (“Selling Shareholder Shares”), together “the Shares”.

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments, and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based on the foregoing, and the laws of the State of Delaware, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Registration Statement, the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Franklin Ogele
Franklin Ogele, P.A.